UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 5, 2015
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Perrigo Company plc
(Exact name of registrant as specified in its charter)
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Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 2.02.    Results of Operations and Financial Condition

On August 5, 2015, Perrigo Company plc (the “Company”) released earnings for the second calendar quarter of 2015. The press release related to the Company’s earnings is attached as Exhibit 99.1.

The Directors of Perrigo Company plc accept responsibility for the information contained in this document. To the best of their knowledge and belief (having taken all reasonable care to ensure such is the case), the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

A person interested in 1% or more of any class of relevant securities of Perrigo Company plc or Mylan N.V. may have disclosure obligations under Rule 8.3 of the Irish Takeover Rules.

The earnings release contains certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of income, balance sheets or statements of cash flows of the company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation for Cost of sales, Gross profit, Operating expenses, Operating income, Interest expense, net, Other expense, net, Income before income taxes, Income tax expense , Net income, Diluted weighted average shares outstanding, and Earnings per share within its earnings release to the most directly comparable U.S. GAAP measures for these non-GAAP measures.

The Company excludes the items listed below in the applicable period when monitoring and evaluating the on-going financial results and trends of its business, and believes that presenting operating results excluding these items is also useful for investors, since it provides important insight into the Company's on-going core business operations on a normalized basis. Management uses adjusted financial data for planning and forecasting in future periods, including trending and analyzing the core operating performance of the Company’s business from period to period without the effect of the non-core business items indicated. Management also uses adjusted financial data to prepare operating budgets and forecasts and to measure the Company’s performance against those budgets and forecasts on a corporate and segment level.

Items excluded from reported results:

Second Calendar Quarter 2014 Results

•	Amortization of acquired intangible assets related to business combinations and asset acquisitions

•	Restructuring charges related to completed business acquisition and for organizational improvements

•	Equity method investment losses

•	Charges associated with legal contingency

Second Calendar Quarter 2015 Results

•	Amortization of acquired intangible assets related to business combinations and asset acquisitions

•	Restructuring charges related to completed business acquisition and for organizational improvements

•	Initial payment made in connection with an R&D arrangement

•	Acquisition and integration-related charges

•	Equity method investment losses

•	Inventory step-up

•	Legal and consulting fees related to the Mylan N.V. ('Mylan") defense

•	Contingent consideration adjustment

•	Goodwill impairment

•	Investment impairment charges

•	Losses on derivatives related to a pending acquisition and terminated debt

Non-GAAP guidance for calendar 2015 excludes restructuring, and unusual litigation charges, along with costs associated with an unsolicited offer to acquire the Perrigo Company plc by Mylan.  At this time, a reconciliation to GAAP for these measures for calendar 2015 is impracticable to provide given the uncertainty and potential variability of these items. The unavailable reconciling items could significantly impact the Company's financial results.

ITEM 9.01.    Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Perrigo Company plc on August 5, 2015, furnished solely pursuant to Item 2.02 of Form 8-K.

The information in Items 2.02 of this Report and the press release included as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

		By:	/s/ Judy L. Brown
Dated:	August 5, 2015		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

99.1	Press release issued by Perrigo Company plc on August 5, 2015, furnished solely pursuant to Item 2.02 of Form 8-K.